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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Annual Report on Form 10-KSB of our report dated April 13, 1999 relating to the financial statements of Baron Capital Trust.

                           RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 15, 1999